SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  [X]
Filed by party other than the Registrant  [_]

Check the appropriate box:
[_]      Preliminary Proxy Statement
[_]      Confidential for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2) )
[X]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 VIDEONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Videonics, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[_]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)      Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transactions applies:

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(3)      Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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


(5)      Total fee paid:

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[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount previously paid:

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(2)      Form, Schedule or Registration Statement No.:

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(3)      Filing party:

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(4)      Date filed:

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


                                 VIDEONICS, INC.
                                1370 Dell Avenue
                           Campbell, California 95008

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Videonics, Inc., a California corporation (the "Company"), will be held at 1370 Dell Avenue, Campbell, California 95008 at 4 p.m. on July 15, 1999, for the following purposes:

1. To elect five (5) directors of the Company for terms expiring at the 2000 Annual Meeting of Shareholders;

2. To approve an amendment to the Company's Restated Articles of Incorporation to effect a stock combination (reverse stock split) pursuant to which every three (3) shares of the Company's outstanding common stock would be exchanged for one (1) new share of common stock;

3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's accountants for the year ending December 31, 1999; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The close of business on June 1, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         All shareholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if such shareholder has returned a proxy.


WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.


                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Gary L. Williams
                                             -----------------------------------
                                             Gary L. Williams, Secretary
Dated: June 8, 1999

                                 VIDEONICS, INC.
                                1370 Dell Avenue
                           Campbell, California 95008

                                 PROXY STATEMENT

                   ------------------------------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Videonics, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on July 15, 1999, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying Proxy are being mailed to the Company's shareholders on or about June 15, 1999.

         At the close of business on June 1, 1999, the record date fixed by the Board of Directors of the Company for determining those shareholders entitled to vote at the Annual Meeting (the "Record Date"), the outstanding shares of the Company entitled to vote consisted of 5,868,099 shares of Common Stock. Each shareholder of record at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of the shareholders.

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. If a quorum is present, the five (5) nominees for Director (Proposal 1) receiving the highest number of votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting will be elected to the Board of Directors. The amendment to the Company's Restated Articles of Incorporation to effect a reverse stock split (Proposal 2) must be approved by a majority of the Company's outstanding shares of Common Stock. Under applicable California state law, if a quorum exists, action on a matter other than those set forth in Proposals 1 and 2 is approved if a majority of shares of Common Stock voting at the Annual Meeting in person or by proxy, favor the proposed action. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors (five) to be elected multiplied by the number of shares held by such shareholder on the Record Date or may distribute the shareholder's vote on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than five (5) candidates. However, no shareholder shall be entitled to cumulate votes unless such candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to voting of the intention to cumulate the shareholder's votes.

         Abstentions and "broker non-votes" are counted as shares eligible to vote at the Annual Meeting in determining whether a quorum is present, but do not represent votes cast with respect to any Proposal. "Broker non-votes" are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

         A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by a shareholder at any time prior to the exercise thereof, and any shareholder at any time prior to the exercise thereof, and any shareholder present at the Annual Meeting, may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting, in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named herein (unless authority to vote is withheld) and in favor of all other proposals stated in the Notice of Annual Meeting and described in this Proxy Statement.

         The Company's Annual report for the year ended December 31, 1998 is enclosed with this Proxy Statement.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

Nominees

         Five (5) directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors has nominated for election as directors the five (5) persons indicated in the following table. In the election of directors, the proxy holders intend, unless directed otherwise, to vote for the election of the nominees named below, all of whom are now members of the Board of Directors. It is not anticipated that any of the nominees will decline or be unable to serve as director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated by the present Board of Directors to fill the vacancy.

         MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

         The following table gives certain information as to each person nominated for election as a director:

        Name                              Age             Director Since
        ----                              ---             --------------
        Michael L. D'Addio                54                   1986
        Yeshwant Kamath                   50                   1997
        Mark C. Hahn                      49                   1986
        Carl E. Berg                      61                   1987
        N. William Jasper, Jr.            51                   1993


         Except as set forth below, each of the nominees has been engaged in his principal occupation during the past five years. There is no family relationship between any director and any executive officer of the Company.

         Michael L. D'Addio, a co-founder of the Company, has served as Chief Executive Officer and Chairman of the Board of Directors since the Company's inception in July 1986. In addition Mr. D'Addio served as the Company's President from July 1986 until November 1997. From May 1979 through November 1985 Mr. D'Addio served as President, Chief Executive Officer and Chairman of the Board of Directors of Corvus Systems, a manufacturer of small computers and networking systems. Mr. D'Addio holds an A.B. degree in Mathematics from Northeastern University.

         Dr. Yeshwant Kamath has served as President of the Company since November 1997. From 1993 to 1996, Dr. Kamath was the CEO and co-founder of KUB Systems, which was acquired by Videonics. From 1982 to 1992, he was the CEO and co-founder of Abekas Video Systems, which was acquired by Carlton
Communications, Plc. Dr. Kamath received his MS in Electronics from Syracuse University in 1972 and his Ph.D. in Electronics from the University of California at Berkeley in 1975. Dr. Kamath currently serves on the Board of Directors of two public companies, Elantec Semiconductor, Inc. and Euphonix, Inc. and is on the Board of Directors of KTEH, the San Jose based PBS television station.

         Mark C. Hahn, a co-founder of the Company, has served as the Company's Chief Technical Officer since February 1996, and Director since the Company's inception in July 1986. Previously, Mr. Hahn served as the Company's Vice President of Research and Development. Prior to co-founding the Company, Mr. Hahn served as Vice President of Research and Chief Technologist of Corvus Systems from May 1979 to February 1986. Mr. Hahn holds a B.S. degree in Electrical Engineering from Princeton University and a M.S. degree in Electrical Engineering from Stanford University.

         Carl E. Berg, a co-founder of the Company, has served on the Company's Board of Directors since June 1987. Mr. Berg is currently, and has for the last nine years been, a private venture capital investor and industrial real estate developer. Mr. Berg is also a member of the Board of Directors of Integrated Device Technology, Inc., Valence Technology, Inc. and Systems Integrated Research.

         N. William Jasper, Jr. joined the Board of Directors of the Company in August 1993. Since 1983, Mr. Jasper has been the President and Chief Operating Officer of Dolby Laboratories, Inc.

Board Committees and Meetings

         During the year ending December 31, 1998, there were five (5) meetings of the Company's Board of Directors. Each Board member attended 90% or more of the meetings of the Board of Directors and Committees of the Board of Directors on which he served.

         The Audit Committee was established on December 15, 1994. The members of the Audit Committee are Messrs. Berg and Jasper, neither of whom is an employee of the Company. The functions of the Audit Committee are to define the scope of the audit, review the auditor's reports and comments, and monitor the internal auditing procedures of the Company. The Audit Committee met one time during 1998.

         The Compensation Committee was established on October 27, 1994. The members of the Compensation Committee are Messrs. Berg and Jasper, neither of whom is employed by the Company. The Compensation Committee makes recommendations with respect to compensation of senior officers and granting of stock options and stock awards. The Compensation Committee did not meet during 1998.

         The Company does not presently have a Nominating Committee.

Remuneration of Non-Employee Directors

         The Company does not compensate non-employee directors who are also major shareholders, such as Mr. Berg, for their services. Other non-employee directors, such as Mr. Jasper, receive $500 for each board meeting attended. In addition, non-employee directors (other than non-employee directors who are also major shareholders), serving on the Company's Board of Directors on August 31st of each year will be granted nonstatutory stock options to purchase 4,504 shares of the Company's Common Stock. During 1998, Mr. Jasper received options to purchase 9,008 shares of the Company's Common Stock representing director's options for 1997 and 1998.

                                   PROPOSAL 2:

                     AMENDMENT OF ARTICLES OF INCORPORATION

         The Company was notified by The Nasdaq Stock Market, Inc. ("Nasdaq") in October, 1998 that its Common Stock would be de-listed from The Nasdaq National Market System ("Nasdaq/NMS") if the Company's market value of public float ("MVPF") continued to be below $5,000,000. On May 17, 1999, the Company was notified by Nasdaq that its Common Stock would be de-listed from Nasdaq/NMS on May 20, 1999 and would thereafter be listed on The Nasdaq SmallCap Market ("Nasdaq/SmallCap"), subject to the Company meeting the requirements for continued listing on Nasdaq/SmallCap. As of May 17, 1999, the Company met the requirements for continued listing on the Nasdaq/SmallCap Market. However, Nasdaq expressed concern in the Company's ability to sustain a bid price of $1.00 or greater, absent the completion of a reverse stock split and therefore has required the Company to affect the proposed reverse stock split as a condition of continued listing on the Nasdaq/SmallCap Market. The Board of Directors believes that it is in the best interests of the Company's shareholders that the Company take all reasonable steps to maintain its listing on Nasdaq/SmallCap rather than have the Company's Common Stock be traded on the so called "pink sheets."

         The Board of Directors has considered and approved a three for one reverse stock split as a means of increasing the bid price of the Common Stock above $1.00. Certain members of the Board of Directors have expressed reservations about implementing the reverse stock split proposed herein because of the mixed history such actions have had on companies in similar circumstances. Post reverse split, a company's stock price may decline, which would reduce substantially the overall market capitalization of a Company, as opposed to a similar price decline prior to such reverse stock split. Nonetheless, the Board of Directors believes that a reverse stock split, if the Board, upon approval by the shareholders, chooses to implement such an action, would be in the best interests of the Company and its shareholders if the Company's Nasdaq/SmallCap listing could not otherwise be maintained. See "PURPOSES OF THE REVERSE SPLIT" below.

         The Board of Directors, recognizing that amending the Company's Restated Articles of Incorporation to provide for a reverse stock split requires the approval of the Company's shareholders and that some shareholders may have a different view of the necessity for maintaining the Nasdaq/SmallCap listing, in May, 1999 adopted resolutions, subject to approval by the Company's shareholders, to amend the Company's Restated Articles of Incorporation (the "Amendment") to: (i) effect a three for one stock combination (reverse stock split) of the Company's outstanding shares of Common Stock (the "Reverse Split"), and (ii) provide for rounding up of fractional shares to the nearest whole share. The Reverse Split will not change the number of the Company's authorized shares of Common Stock or the par value of Common Stock.

         If the Reverse Split is approved, the Company's Board of Directors will have authority, without further shareholder approval, to effect the Reverse Split pursuant to which each three (3) of the Company's outstanding shares (the "Old Shares") of Common Stock owned by a shareholder would be exchanged for one (1) new share (the "New Shares"). The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number."

         The Reverse Split will be effected simultaneously for all Common Stock and the Exchange Number will be the same for all Common Stock. Upon effectiveness of the Reverse Split, each option or warrant right for Common Stock would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the Reverse Split divided by the Exchange Number at the exercise price in effect immediately prior to the Reverse Split multiplied by the Exchange Number.

         The Company's Board of Directors will have the authority to determine the exact timing of the effective date of the Reverse Split, without further shareholder approval. Such timing will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to remain in compliance with the continued listing maintenance requirements of Nasdaq and other intended benefits of the Reverse Split to shareholders and the Company. See " Purpose of the Reverse Split," below.

         The Board of Directors also reserves the right, notwithstanding shareholder approval and without further action by shareholders, not to proceed with the Reverse Split, if, at any time prior to filing the Amendment with the Secretary of State of the State of California, the Board of Directors, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its shareholders. The Board of Directors may consider a variety of factors in determining whether or not to implement the Reverse Split including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Company's Common Stock, business and transactional developments, and the Company's actual and projected financial performance. The Board further believes that for the reasons explained below, it is important, if possible, for the Company to retain its listing on Nasdaq SmallCap.

         The Reverse Split will not change the proportionate equity interests of the Company's shareholders, nor will the respective voting rights and other rights of shareholders be altered, except for possible immaterial changes due to the rounding up of fractional shares to the nearest whole share as described above. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.


PURPOSES OF THE REVERSE SPLIT

         Until May 19, 1999, the Company's Common Stock was quoted on Nasdaq/NMS. On May 17, 1999, Nasdaq notified the Company that on May 20, 1999, its Common Stock would thereafter be listed on Nasdaq/SmallCap because the Company had not met the Nasdaq requirements for continued listing on Nasdaq/NMS. Further, in order for the Common Stock to continue to be listed on Nasdaq/SmallCap, the Company is required to continue to comply with various listing maintenance standards established by Nasdaq. Among other things, (i) the Company is required to have net tangible assets (total assets, excluding goodwill, minus total liabilities) of at least $2 million or a market capitalization of at least $35 million or net income (in latest fiscal year or two of the three last fiscal years) of at least $500,000, (ii) its Common Stock must have an aggregate market value of shares held by persons other than officers and directors ("public float") of at least $1,000,000, (iii) the Company must have at least 300 persons who own at least 100 shares, and (iv) the minimum bid price for the Company's Common Stock must be at least $1.00 per share.

         In the May 17, 1999 letter from Nasdaq, it advised the Company that significant concern existed regarding the Company's ability to demonstrate sustained compliance with the Nasdaq/SmallCap listing maintenance standard of a minimum bid price of at least $1.00 per share. Under Nasdaq's listing maintenance standards, if the closing bid price of the Common Stock is under $1.00 per share for thirty consecutive trading days and does not thereafter regain compliance for a minimum of ten consecutive trading days during the ninety calendar days following notification by Nasdaq, Nasdaq may de-list the Common Stock from trading on the Nasdaq/SmallCap. The Company's continued listing on the Nasdaq/SmallCap is subject to an ability to demonstrate sustained compliance with the listing maintenance requirements of the Nasdaq/SmallCap. Nasdaq has informed the Company that it must effect a Reverse Split to increase its share price above $1.00 prior to July 18, 1999 or be subject to immediate de-listing from the Nasdaq/SmallCap. If a de-listing were to occur, the Common Stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets.

         The principal purpose of the Reverse Split Proposal is to increase the market price of the Company's Common Stock above the Nasdaq minimum bid requirement of $1.00 per share (which does not adjust for the Reverse Split).

         Furthermore, the Company believes that maintaining the Company's Nasdaq/SmallCap listing may provide the Company with a broader market for its Common Stock and facilitate the use of the Common Stock in acquisitions and financing transactions in which the Company may engage. However, there can be no assurance that, even after effectuating the Reverse Split, the Company will continue to meet the minimum bid price and otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq/SmallCap. The history of similar stock split combinations for companies in like circumstances is varied. Frequently, after a reverse stock split, the adjusted price of a company's shares drift down to the price prior to the reverse split being taken, a consequence which could occur if the Company implements a reverse stock split. The Company will take reasonable steps to counter such a trend, but there can be no assurance that the steps taken will be successful.

CERTAIN EFFECTS OF THE REVERSE SPLIT

         The following  tables  illustrate the principal  effects of the Reverse
Split on the Company's Common Stock:

                                                                                            Prior to                       After
                                                                                          Reverse Stock                Reverse Stock
                                                                                              Split                        Split
-----------------------------------------------------------------------------------------------------------------------------------
Number of Shares Common Stock, no par value:
         Authorized ........................................................                 30,000,000                  30,000,000
                                                                                           ------------                ------------
         Outstanding (1) ...................................................                  5,867,649                   1,955,883
                                                                                           ------------                ------------

         Available for Future Issuance (2) .................................                 24,132,351                  28,044,117
                                                                                           ============                ============

Financial Data: (3)

Shareholders' Equity:
         Common Stock ......................................................               $ 20,646,689                $ 20,646,689
                                                                                           ------------                ------------
         Accumulated Deficit ...............................................               $ 15,542,661                $ 15,542,661
                                                                                           ------------                ------------

Total Shareholders' Equity .................................................               $  5,104,028                $  5,104,028
                                                                                           ============                ============

Net loss per share:
  Quarter ended March 31, 1999 .............................................               $      (0.14)               $      (0.42)
   Book Value Per Common Share .............................................               $       0.87                $       2.61

(1) Gives effect to the Reverse Split as if it occurred on the Record Date, subject to further adjustment.

(2) Upon effectiveness of the Reverse Split, the number of authorized shares of Common Stock that are not issued or outstanding would increase, as reflected in this table. Although this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances which would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split Proposal is not being proposed in response to any effort of which the Company is aware to accumulate the Company's shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders. Other than the Reverse Split Proposal, the Board does not currently

                                       10



contemplate recommending the adoption of any other amendments to the Company's Restated Articles of Incorporation that could be construed to affect the ability of third parties to take over or change control of the Company.

(3) Balance sheet data gives effect to the Reverse Split as if it occurred on March 31, 1999, subject to further adjustment.


         Shareholders should recognize that if the Reverse Split is effectuated they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the Amendment divided by the Exchange Number). While the Company expects that the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in the permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would pertain in the absence of a Reverse Split. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of shareholders of the Company who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.


PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

         If the Amendment is approved by the Company's shareholders, and if the Board of Directors still believes that the Reverse Split is in the best interests of the Company and its shareholders, the Company will file the Amendment with the Secretary of State of the State of California at such time as the Board has determined the appropriate effective time for such split. The Reverse Split will become effective on the date of filing the Amendment (the "Effective Date"). Beginning on the Effective Date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

         As soon as practicable after the Effective Date, shareholders will be notified that the Reverse Split has been effected. The Company's transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

Shareholders should not destroy any stock certificate and should not submit any certificates until requested to do so.


FRACTIONAL SHARES

         No scrip or fractional certificates will be issued in connection with the Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to receive one whole share of Common Stock in lieu of a fractional share.


NO DISSENTER'S RIGHTS

         Under California law, shareholders are not entitled to dissenter's rights with respect to the proposed Amendment.


FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

         The following is a summary of certain material federal income tax consequences of the Reverse Split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. EACH SHAREHOLDER SHOULD CONSULT WITH SUCH SHAREHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

         No gain or loss should be recognized by a shareholder of the Company upon such shareholder's exchange of Old Shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the New Shares received in the Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the shareholder's aggregate tax basis in the Old Shares exchanged therefor. The shareholder's holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the Reverse Split.


VOTE REQUIRED AND RECOMMENDATION

         The Board of Directors of the Company unanimously recommends a vote "FOR" the Reverse Split Proposal. The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote on this proposal will be required for approval of the Amendment.

                                   PROPOSAL 3:

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected PricewaterhouseCoopers L.L.P. as the Company's independent accountants for the year ending December 31, 1999 and has further directed that management submit the selection of accountants for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers L.L.P. was first appointed independent accountants of the Company for the year ended December 31, 1991. A representative of PricewaterhouseCoopers L.L.P. is expected to be present at the Annual Meeting, will have an opportunity to make a statement, and is expected to respond to appropriate questions.

         Shareholder ratification of the selection of PricewaterhouseCoopers L.L.P. as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers L.L.P. to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth the beneficial ownership of the Company's Common Stock as of April 30, 1999, with respect to each person known by the Company to be a beneficial owner, as defined in Rule 13d-3 ("Rule 13d-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of more than 5% of the outstanding Common Stock of the Company.

                                                               Percentage of
                                                                Outstanding
Name and Address                    Number of Shares               Common
of Beneficial Owner                Beneficially Owned              Stock
-------------------                ------------------              -----

Carl E. Berg
10050 Bandley Drive
Cupertino, CA 95014                   1,142,305                     19%

Michael L. D'Addio
1370 Dell Avenue
Campbell, CA 95008(1)                   921,012 (1)                 15%

Mark C. Hahn
1370 Dell Avenue
Campbell, CA 95008                      557,831                      9%

State of Wisconsin
Investment Board
P.O. Box 7842
Madison, WI  53707                      535,000                      9%


(1) Includes 8,250 shares subject to stock options exercisable as of April 30, 1999 or within 60 days thereafter held by Mr. D'Addio's spouse, a Company employee.

                       SECURITY OWNERSHIP OF THE DIRECTORS
                             AND EXECUTIVE OFFICERS

         The following table sets forth certain information, as of April 30, 1999 concerning each director and each executive officer, including their beneficial ownership, as defined in Rule 13d-3, of shares of Common Stock and beneficial ownership of Common Stock by all officers and directors as a group.

                                      Director/                                    Shares
                                       Officer                                   Beneficially            Percent
Name                           Age      Since             Positions                 Owned                 Owned
----                           ---      -----             ---------                 -----                 -----
Carl E. Berg                   61        1987             Director                1,142,305                19%

Michael L. D'Addio             54        1986             Chairman,                 921,012 (1)            15
                                                          CEO & Director

Mark C. Hahn                   49        1986             V.P., Chief               557,831                 9
                                                          Technical Officer,
                                                          & Director

N. William Jasper, Jr.         51        1993             Director                   37,282 (2)             *

Yeshwant Kamath                50        1997             President &               150,006 (3)             2
                                                          Director

Jeffrey A. Burt                46        1992             V.P. of                    49,500 (4)             *
                                                          Operations

James A. McNeill               53        1993             Senior V.P.               102,500 (5)             2

Gary L. Williams               32        1999             V.P. of                    13,378 (6)             *
                                                          Finance, CFO and
                                                          Secretary

All executive officers and directors as a group (8 persons) (7)                   2,973,814                49%

--------------------
* Represents less than 1%

(1) Includes 8,250 shares subject to stock options exercisable as of April 30, 1999 or within 60 days thereafter held by Mr. D'Addio's spouse, a Company employee.

(2) Includes 6,002 shares subject to stock options exercisable as of April 30, 1999 or within 60 days thereafter.

(3) Includes 150,006 shares subject to stock options exercisable as of April 30, 1999 or within 60 days thereafter.

                                       15



(4) Includes 49,500 shares subject to stock options exercisable as of April 30, 1999 or within 60 days thereafter.

(5) Includes 22,500 shares subject to stock options exercisable as of April 30, 1999 or within 60 days thereafter.

(6) Includes 13,378 shares subject to stock options exercisable as of April 30, 1999 or within 60 days thereafter. Mr. Williams was promoted to the position of Vice President of Finance and CFO on February 4, 1999.

(7) Includes an aggregate of 249,636 shares issuable upon exercise of stock options as set forth in notes (1) - (6) above.


         Jeffrey A. Burt has served as Vice President of Operations of the Company since April 1992. From August 1991 to March 1992, Mr. Burt served the Company as its Materials Manager. Prior to that time, from October 1990 until July 1991, Mr. Burt acted as a consultant to the Company in the area of materials management. From May 1989 to October 1990, Mr. Burt served as the Director of Manufacturing of On Command Video. Mr. Burt holds a B.A. degree in Economics from the University of Wisconsin at Whitewater.

         James A. McNeill has served the Company as its Senior Vice President since February 1999. From November 1993 to January 1999, Mr. McNeill served as the Company's Vice President of Finance and Chief Financial Officer. Mr. McNeill also served as Assistant Secretary from October 1994 to January 1999. From 1991 until joining the Company, Mr. McNeill served as Vice President, Finance of JHK & Associates, Inc., a professional services firm. From 1978 to 1991, he served successively as Vice President of Finance and President of U.S. Controls Holding, Inc. and its subsidiaries, Reactor Controls, Inc. and Project
Integration, Inc. Mr. McNeill holds a B.S. degree in Accounting from Pennsylvania State University and is a C.P.A. under the laws of California. Mr. McNeill was promoted to Senior Vice President of the Company on February 4, 1999.

         Gary L. Williams has served the Company as its Vice President of Finance, Chief Financial Officer and Secretary since February 1999. From February 1995 to January 1999, Mr. Williams served as the Company's Controller. From July 1994 to January 1995, he served as Controller for Western Micro Technology, a publicly traded company in the electronics distribution business. From January 1990 to June 1994, he worked in public accounting for Coopers & Lybrand LLP. Mr. Williams is a Certified Public Accountant and has a Bachelors Degree in Business Administration, with an emphasis in Accounting from San Diego State University.

                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation earned by the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose salary and bonus for fiscal year 1998 exceeded
$100,000 for services  rendered in all  capacities  for the years ended December
31, 1998, 1997, and 1996.

                                                     Summary Compensation Table

                                                                Annual            Long-Term
                                                            Compensation (2)     Compensation
                                                            ----------------     ------------         All Other
Name and                                                        Salary             Bonus               Option/          Compensation
Principal Position                                 Year           ($)                ($)               SARs(#)                ($)
------------------                                 ----     ----------------     ------------          -------                ---
Michael L. D'Addio                                 1998        $150,000                  0                  0                   0
Chief Executive Officer                            1997        $130,667                  0                  0                   0
                                                   1996        $ 92,000           $  2,704                  0                   0

Yeshwant Kamath                                    1998        $150,000           $ 37,500            680,008(5)                0
President                                          1997        $100,500(3)        $  5,000(3)          40,008(4)                0

Jeffrey A. Burt                                    1998        $122,693                  0             30,000(6)                0
Vice President of                                  1997        $110,000                  0             30,000(6)         $ 30,200(1)
Operations                                         1996        $ 92,000           $  3,362             30,000            $ 70,517(1)

James A. McNeill                                   1998        $150,000                  0             30,000(7)                0
Vice President of                                  1997        $121,667           $ 11,667             30,000(7)                0
Finance, CFO &                                     1996        $ 92,000           $  2,704             30,000                   0
Assistant Secretary

Stephen L. Peters                                  1998        $ 98,000           $ 42,000             50,008(10)               0
Vice President of                                  1997        $ 98,000           $ 42,000             60,010(10)        $ 10,000(9)
Research and Development                           1996        $ 85,750(8)        $ 36,750(8)          50,004                   0

------------------
(1) Amounts represent gain recognized on exercise of nonstatutory stock options issued under the Company's 1987 Stock Option Plan.

(2) Except for annual compensation reported in this table, there is no other annual compensation to report.

                                       17



(3) Dr. Kamath was appointed President of the Company in November 1997. Pursuant to his employment agreement, Dr. Kamath was guaranteed a $5,000 bonus for the year 1997.

(4)  Includes repriced options to purchase 40,008 shares of Common Stock.

(5)  Includes repriced options to purchase 360,008 shares of Common Stock.

(6)  Includes repriced options to purchase 30,000 shares of Common Stock.

(7) Includes repriced options to purchase 30,000 shares of Common Stock. Mr. McNeill was promoted to the position of Senior Vice President on February 9, 1999.

(8) Mr. Peters joined the Company in February 1996. Mr. Peters was guaranteed a bonus of $3,500 per month during his first year of employment. Accordingly, the Summary Compensation Table information for 1996 set forth above includes only that compensation earned by Mr. Peters from February 19, 1996 through December 31, 1996.

(9)  Represents relocation bonus.

(10) Includes repriced options to purchase 50,008 shares of Common Stock. Mr. Peters resigned as the Company's Vice President of Research and Development on March 5, 1999.

         The following tables set forth as to the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table, certain information with respect to options to purchase shares of Common Stock of the Company as of and for the year ended December 31, 1998.

                                            Option/SAR Grants in 1998

                       Number of      % of Total                                      Potential Realizable
                      Securities       Options/                                      Value at Assumed Annual
                      Underlying         SARs         Exercise                        Rates of Stock Price
                        Option/       Granted to       or Base                          Appreciation for
                         SARs          Employees        Price                            Option Term (5)
                        Granted           In           ($/per        Exp.         -------------------------------
Name                    (#) (1)        1998 (2)        Share)        Date         0% ($)     5% ($)       10% ($)
---------------------  --------        --------        ------        -----        ------     ------       -------
Jeffrey A. Burt           30,000(3)        2.0%        $1.50        6/24/08         0       $28,300        $71,718
Yeshwant Kamath          360,008(3)       24.0%        $1.50        6/24/08         0      $339,611       $860,640
                         320,000(4)       21.3%        $2.10        3/23/08         0      $427,648     $1,083,745
James A. McNeill          30,000(3)        2.0%        $1.50        6/24/08         0       $28,300        $71,718
Stephen L. Peters         50,008(3)        3.3%        $1.50        6/24/08         0       $47,175       $119,550

-------------
(1) Options granted in this table have exercise prices equal to the fair market value of the Company's Common Stock on the date of grant. All such options typically become exercisable at a rate of 1/8 after the first full six months of employment, and 1/8 every six months thereafter for a total four year vesting period following the date of grant.

(2) The Company granted options to purchase a total of 1,503,246 shares of Common Stock to employees and Directors in 1998. Included in the options granted are 989,222 of options that were issued in connection with the Company's repricing of stock options on June 24, 1998.

(3) Options were issued in connection with the Company's June 24, 1998 repricing. Repriced options will follow the vesting of the original vesting schedule for the options they replaced, except options will remain unvested until June 24, 1999 at which time vesting of new options will vest according to the original option vesting schedule.

(4) Mr. Kamath was issued an option to purchase 320,000 shares of Common Stock pursuant to his employment agreement.

(5) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (0%, 5%, 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The 5% and 10% assumed rates of appreciation (over the deemed fair market value at the grant date) are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future growth of the price of the Company's Common Stock.

                                        Aggregated Option/SAR Exercises in 1998
                                         and Fiscal Year-End Option/SAR Values

                           Shares                      Number of Securities                 Value of Unexercised
                        Acquired on    Value         Underlying Unexercised              In-the-Money Options/SARs
                          Exercise    Realized      Options/SARs at Year-End                  at Year-End(1)
Name                         #           $        Exercisable      Unexercisable        Exercisable      Unexercisable
----                    -----------   --------    -----------      -------------        -----------      -------------
Michael L. D'Addio           -           -            -                  -                  -                 -
Yeshwant Kamath              -           -            -              360,008                -                 -
Jeffrey A. Burt              -           -         27,000             30,000             $4,410               -
James A. McNeill             -           -            -               30,000                -                 -
Stephen L. Peters            -           -          5,001             55,009                -                 -

------------
(1) Calculated on the basis of the closing price of $0.63 on December 31, 1998, minus the exercise price.


                                         Ten-Year Option/SAR Repricing

                                                        Market                                       Length of
                                       Number of       Price of         Exercise                     Original
                                      Securities       Stock at         Price at                    Option Term
                                      Underlying        Time of          Time of                   Remaining at
                                      Option/SARs      Repricing        Repricing       New           Date of
                                      Repriced or         or               or        Exercise      Repricing or
Name                        Date        Amended        Amendment        Amendment      Price         Amendment
----------------------      ----       -------         ---------        ---------      -----         ---------
Jeffrey A. Burt            6/24/98       30,000          $1.50           $5.00         $1.50     9 years  56 days
                           8/19/97       30,000          $5.00           $7.50         $5.00     8 years 177 days
Yeshwant Kamath            6/24/98       40,008          $1.50           $5.00         $1.50     9 years  56 days
                           6/24/98      320,000          $1.50           $2.13         $1.50     9 years 273 days
                           8/19/97       40,008          $5.00           $9.00         $5.00     8 years 285 days
James A. McNeill           6/24/98       30,000          $1.50           $5.00         $1.50     9 years  56 days
                           8/19/97       30,000          $5.00           $7.50         $5.00     8 years 177 days
Stephen L. Peters          6/24/98       50,008          $1.50           $5.00         $1.50     9 years  56 days
                           8/19/97       50,008          $5.00           $7.50         $5.00     8 years 177 days

Employment Agreements

         In February 1996, the Company entered into an employment agreement with Mr. Peters, pursuant to which he presently receives a base salary of $98,000 per year, plus a guaranteed bonus of $42,000 the first year, $38,000 in the second year, and $34,000 in the third year. In addition, Mr. Peters is eligible to receive an incentive bonus, in his second and third years of employment based on performance. Pursuant to this agreement, Mr. Peters received an option to purchase 50,004 shares of the Company's Common Stock under the Stock Option Plan at an exercise price of $7.50 per share which vests over three years. The agreement provides that if Mr. Peters is terminated within one year after a merger or buyout, his shares will be fully vested and he will receive one years severance pay. Mr. Peters resigned as the Company's Vice President of Research and Development on March 5, 1999.

         In November 1997, the Company entered into an employment agreement with Dr. Kamath, pursuant to which he presently receives a base salary of $150,000 per year with a guaranteed bonus of $5,000 for 1997. In addition, Dr. Kamath is eligible to receive an incentive bonus in 1998 based on performance. Pursuant to this agreement, Dr. Kamath received options to purchase 320,000 shares of the Company's Common Stock. These options were granted by the Company's Board of Directors on March 23, 1998, at fair market value, and will vest over four years. The agreement provides that if Dr. Kamath is terminated within one year after a merger or buyout, his shares will be fully vested and he will receive one years severance pay.


Report of the Compensation Committee With Respect to Executive Compensation

         The Compensation Committee of the Board of Directors (the "Committee") was established on October 27, 1994. The functions of the Committee are to make recommendations to the Board concerning salaries and incentive compensation for the Company's executive officers.

         The Company's executive compensation program has been designed to (i) attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term shareholder value through compensation that is comparable to the levels offered by other companies in similar industries; (ii) motivate key executive officers to achieve strategic business initiatives and reward them for their achievement; and (iii) align the interests of executives with the long-term interests of the Company's shareholders through award opportunities resulting in the ownership of the Company's Common Stock. Annual compensation for the Company's executive officers may consist of three elements: cash salary, cash incentive bonus, and stock option grants. Stock option grants provide an incentive which focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These stock options will generally provide value to the recipient only when the price of the Company's stock increases above the option grant price.

         The Committee recognizes that the salary paid to Mr. D'Addio, the Company's Chief Executive Officer, is substantially below that paid to others in comparable positions of similar companies. The Committee increased the annual salary of Mr. D'Addio, the Company's CEO to $150,000 in 1997 from $92,000. Mr. D'Addio had declined salary increases recommended by the

Committee since 1994. The Committee recognizes that Mr. D'Addio's current salary is still significantly below the salary of CEO's in comparable public companies, however, Mr. D'Addio declined any additional increase.

         During 1999, it is anticipated that the Committee will conduct annual performance reviews comparing actual Company progress against annual plans. Elements of such plans, including progress on product development, sales and marketing, expense control and organizational development, may be considered.

                           The Compensation Committee

                  Carl E. Berg              N. William Jasper Jr.


Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         The Compensation Committee consists of Messrs. Berg and Jasper, neither of whom is employed by the Company. There are no Compensation Committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers of such entities.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports and amendments thereto furnished to the Company and written representations from the reporting persons that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 1998.

Certain Relationships and Related Transactions

         There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification from the Company is being sought nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agents.

         On January 24, 1997, the Company loaned $250,000 to Steve Peters, Vice President of Research and Development of the Company. The loan had an interest rate of 6% per annum, and was due and payable in one lump sum on January 4, 2000. The loan was secured by a deed of trust on Mr. Peters' home in Saratoga, California. As of December 31, 1998, the loan had been repaid in full and the security interest in Mr. Peters' home was released.

         At December 31, 1998, the Company has an unsecured loan from Carl Berg, a director and shareholder of the Company. This loan, in the amount of $1,000,000, bears interest at 8% per year, and is due on October 16, 1999. Accrued interest is payable on a quarterly basis. Mr. Berg has agreed that, at the Company's option, the loan's maturity date may be extended until January 2000.

Performance Measurement Comparison

         The following graph compares the annual percentage change in the cumulative shareholder return of the Common Stock of the Company, with CRSP Total Return Index for the Nasdaq Stock Market (Domestic Companies) and the CRSP Total Return Index for the Nasdaq Electronic Component Companies, for the period beginning December 15, 1994 and ending December 31, 1998. The graph assumes that $100.00 was invested on December 15, 1994, the effective date of the Company's initial public offering of Common Stock.


[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


Cumulative Total Return

                                  ----------------------------------------------------------
                                  12/15/94  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
Videonics, Inc.                      100       116       107        81        38         6
Nasdaq (Domestic)                    100       103       149       183       225       316
Electronic Component Companies       100       106       175       303       317       491


         The Company's stock was publicly traded for sixteen calendar days during the Company's year ended December 31, 1994. These indices are calculated on a dividend reinvested basis. The Company emphasizes that the performance of the Company's stock over the period shown is not necessarily indicative of the future performance of the Company's stock.

                                  OTHER MATTERS

Expenses of Solicitation

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, by personal interview, telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Financial and Other Information

         All  financial   information  is   incorporated  by  reference  to  the
information contained in the Financial Statements included in the Company's Annual Report to security holders.

Shareholder Proposals

         Proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company no later than February 20, 2000, in order to be included in the proxy statement and proxy relating to the 2000 Annual Meeting.

Discretionary Authority

         The Annual Meeting is called for the specific purposes set forth in the Notice of Annual Meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement the only matters which management intends to present, or is informed or expects that others will present for action at the Annual Meeting, are those matters specifically referred to in such Notice. As to any matters which may come before the Annual Meeting other than those specified above, the proxy holder will be entitled to exercise discretionary authority.


                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             /s/ Gary L. Williams
                                             -----------------------------------
                                             Gary L. Williams, Secretary
Dated: June 8, 1999
       Campbell, California

                                                                      APPENDIX A

                                      PROXY

                                 VIDEONICS, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Michael L. D'Addio, Yeshwant Kamath, Mark C. Hahn, Carl E. Berg and N. William Jasper, Jr. as proxies, each with the power substitution, and hereby authorizes them to vote all shares of Common Stock of the undersigned at the 1999 Annual Meeting of the Company, to be held at Videonics, Inc., 1370 Dell Ave., Campbell, California, on Thursday, July 15, 1999, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.

The Board of Directors recommends a vote FOR proposals 1, 2, and 3.

1.       Election of Directors.
         Nominees: M. D'Addio, Y. Kamath, M. Hahn, C. Berg, W. Jasper

         [ ]      For                         [ ] Withheld

         [ ] _______________________________
             For all nominees except as noted above

2. To approve an amendment to the Company's Restated Articles of Incorporation to effect a stock combination (reverse stock split) pursuant to which every three (3) shares of the Company's outstanding Common Stock would be exchanged for one (1) new share of Common Stock.

         [ ]     For                [ ]       Against         [ ]        Abstain

3.       Selection of Independent Accountants.

         [ ]     For                [ ]       Against         [ ]        Abstain

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponement thereof.

The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the Annual Meeting. If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature: ____________________________                       Date: ____________

Signature: ____________________________                       Date: ____________